Exhibit 99.8

        WMG ACQUISITION CORP.

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
FOR AN EQUAL AMOUNT OF ITS 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

        This form, or one substantially equivalent hereto, must be used to accept the Sterling Notes Exchange Offer made by WMG Acquisition Corp., a Delaware corporation (the "Company") and the Guarantors, pursuant to its Prospectus, dated                        , 2005 (the "Prospectus"), and the enclosed Letter of Transmittal for the Sterling Notes (the "Sterling Notes Letter of Transmittal") if the certificates for the Sterling Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Sterling Notes Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to HSBC Bank plc (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Sterling Outstanding Notes pursuant to the Sterling Notes Exchange Offer, a completed, signed and dated Sterling Notes Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 12:00 a.m. midnight, New York City time, on the Expiration Date of the Sterling Notes Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Sterling Notes Letter of Transmittal.

The Exchange Agent is:
HSBC BANK PLC

By Registered or Certified Mail:	By Facsimile:	By Overnight Courier or Hand:
HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom Attn: Manager, Bond Paying Agency Corporate Trust and Loan Agency	(44) (0) 0207 0260 8932	HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom Attn: Manager, Bond Paying Agency Corporate Trust and Loan Agency

For Information or Confirmation by Telephone:
(44) (20) 7991 3688

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY FOR DOLLAR NOTES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery for Dollar Notes is not to be used to guarantee signatures. If a signature on a Sterling Notes Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Sterling Notes Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Sterling Notes Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Sterling Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in "The Exchange Offers—Guaranteed Delivery Procedures" section of the Prospectus.

Certificate Number(s) (if known) of Sterling Outstanding Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Sterling Outstanding Notes	Aggregate Principal Amount of Sterling Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))
Dated:                          , 2005
Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐
Check this Box if the Sterling Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

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GUARANTEE OF DELIVERY (Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Sterling Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Sterling Outstanding Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery for Sterling Notes, the certificates representing all tendered Sterling Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Sterling Outstanding Notes into the Exchange Agent's account at The Depository Trust Company), together with a properly completed and duly executed Sterling Notes Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Sterling Notes Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.
Name of Firm:

(Authorized Signature)
Address:

(Zip Code)
Area Code and Tel. No.:
Name:
(Please Type or Print)
Title:
Dated:                                                             , 2005

NOTE:    DO NOT SEND STERLING OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY FOR STERLING NOTES. STERLING OUTSTANDING NOTES SHOULD BE SENT WITH YOUR STERLING NOTES LETTER OF TRANSMITTAL.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.     Delivery of this Notice of Guaranteed Delivery for Sterling Notes.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery for Sterling Notes must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Sterling Notes Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Sterling Notes Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Company.

2.     Signatures on this Notice of Guaranteed Delivery.

        If this Notice of Guaranteed Delivery for Sterling Notes is signed by the registered holder(s) of the Sterling Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Sterling Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery for Sterling Notes is signed by a person other than the registered holder(s) of any Sterling Outstanding Notes listed, this Notice of Guaranteed Delivery for Sterling Notes must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Sterling Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery for Sterling Notes is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery for Sterling Notes.

3.     Questions and Requests for Assistance or Additional Copies.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Sterling Notes Exchange Offer.

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